EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Buffalo Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Buffalo Funds for the period ended September 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Buffalo Funds for the stated period.

/s/ Laura Symon Browne
Laura Symon Browne
President and Treasurer (Principal Executive Officer and Principal Financial Officer) Buffalo Funds

Dated:	December 3, 2024

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Buffalo Funds for purposes of Section 18 of the Securities Exchange Act of 1934.